Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
SECOND QUARTER 2023 FINANCIAL RESULTS

Englewood, Colorado, August 4, 2023 – Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings”) (Nasdaq: BATRA, BATRK) today reported second quarter 2023 results.

Headlines include(1):

●	Atlanta Braves Holdings began trading July 19th following split-off of Braves and associated mixed-use development from Liberty Media Corporation
●	Total revenue grew 8% to $270 million in second quarter
o	Baseball revenue up 8% to $255 million
o	Mixed-use development revenue up 13% to $15 million
●	Mixed-use development generated $10 million of Adjusted OIBDA(2) in second quarter

“Atlanta Braves Holdings is the first MLB team to trade publicly in 25 years. We believe our new structure will better highlight the value of the Braves and the associated mixed-use development for the benefit of our team, fans, employees and shareholders,” said Greg Maffei, Chairman, President and CEO of Atlanta Braves Holdings. “The Braves are an iconic franchise with demonstrated on-field and financial success, and the Battery Atlanta development has become a model embraced and emulated by professional sports teams. Our leadership team will continue to support the Braves executives in Atlanta in their successful management of the club.”

Corporate Updates

On July 18, 2023, Liberty Media Corporation (“Liberty Media”) completed the split-off of the Braves and its associated mixed-use development (the “Split-Off”) into the separate public company Atlanta Braves Holdings. The businesses and assets at Atlanta Braves Holdings consist of Braves Holdings, LLC, the owner and operator of the Atlanta Braves Major League Baseball Club, and certain assets and liabilities associated with the Braves’ ballpark and mixed-use development, called The Battery Atlanta, which were previously attributed to the Braves Group tracking stock of Liberty Media. For purposes of this presentation, Atlanta Braves Holdings standalone results, assets and liabilities are shown for the three and six months ended June 30, 2023 and the prior year periods as though the Split-Off had occurred prior to such date, as well as certain historical financial information of the Braves Group tracking stock of Liberty Media, where applicable, including the financial impact of the Braves Group intergroup interests that were settled subsequent to quarter end. Atlanta Braves Holdings financial results for the three and six months ended June 30, 2022 include immaterial adjustments compared to results previously reported by the Braves Group tracking stock of Liberty Media for the corresponding periods. The outstanding basic share count of Atlanta Braves Holdings as of July 31, 2023 is 62 million shares.

Discussion of Results

	Three months ended			Six months ended
	June 30,			June 30,
	2022	2023	% Change	2022	2023	% Change

	amounts in thousands			amounts in thousands
Baseball revenue	$236,918	$254,935	8%	$246,758	$272,496	10%
Mixed-use development revenue	13,407	15,188	13%	25,097	28,599	14%
Total revenue	250,325	270,123	8%	271,855	301,095	11%
Operating costs and expenses:
Baseball operating costs	(169,585)	(195,458)	(15)%	(195,811)	(232,229)	(19)%
Mixed-use development costs	(2,567)	(2,273)	11%	(4,310)	(4,204)	2%
Selling, general and administrative, excluding stock-based compensation	(29,932)	(30,290)	(1)%	(48,893)	(53,649)	(10)%
Adjusted OIBDA	$48,241	$42,102	(13)%	$22,841	$11,013	(52)%

Operating income (loss)	$27,561	$19,467	(29)%	$(18,679)	$(29,790)	(59)%

Regular season home games in period	41	43		41	43

Unless otherwise noted, the following discussion compares financial information for the three months ended June 30, 2023 to the same period in 2022.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-use development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Six months ended
	June 30,			June 30,
	2022	2023	% Change	2022	2023	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$145,116	$162,368	12%	$146,203	$163,486	12%
Broadcasting	63,745	68,558	8%	63,745	69,449	9%
Retail and licensing	17,755	19,747	11%	21,610	24,122	12%
Other	10,302	4,262	(59)%	15,200	15,439	2%
Baseball revenue	236,918	254,935	8%	246,758	272,496	10%
Mixed-use development	13,407	15,188	13%	25,097	28,599	14%
Total revenue	$250,325	$270,123	8%	$271,855	$301,095	11%

There were 43 home games played in the second quarter of 2023 compared to 41 home games in the prior year period.

Baseball revenue increased 8% in the second quarter. Baseball event and retail and licensing revenue grew primarily due to the increased number of regular season home games as well as increased ticket demand and attendance at games. Broadcasting revenue increased due to the increased number of games as well as contractual rate increases. Retail and licensing revenue also benefited from demand for City Connect apparel, partially offset by a reduction in demand for World Series Champions apparel compared to the prior season. Other revenue declined due to fewer concerts at the stadium compared to the prior year period. Mixed-use development revenue increased 13% during the second quarter due to increases in rental income related to tenant recoveries and various new lease agreements.

Operating income and Adjusted OIBDA decreased in the second quarter. Revenue growth was more than offset by increased baseball operating costs due to higher player salaries, increases under MLB’s revenue sharing plan and variable concession and retail operating costs attributable to more games held with increased ticket demand and attendance. Selling, general and administrative expense was relatively flat.

FOOTNOTES

1)	Atlanta Braves Holdings will be available to answer questions related to these headlines and other matters on Liberty Media Corporation’s earnings conference call that will begin at 10:00 a.m. (E.T.) on August 4, 2023. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For a definition of Adjusted OIBDA (as defined by Atlanta Braves Holdings) and the applicable reconciliation, see the accompanying schedule.

Important Notice: Atlanta Braves Holdings (Nasdaq: BATRA, BATRK) will be available to answer questions on Liberty Media Corporation’s second quarter earnings conference call which will begin at 10:00 a.m. (E. T.) on August 4, 2023. The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13736985 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the Atlanta Braves Holdings website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, product and marketing strategies, future financial performance and prospects, the split-off of Atlanta Braves Holdings from Liberty Media, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Atlanta Braves Holdings’ ability to recognize anticipated benefits from the split-off, possible changes in the regulatory and competitive environment in which Atlanta Braves Holdings operates (including an expansion of MLB), the unfavorable outcome of pending or future litigation, operational risks of Atlanta Braves Holdings and its business affiliates, including operations outside of the U.S., Atlanta Braves Holdings’ indebtedness and its ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations, tax matters, compliance with government regulations and potential adverse outcomes of regulatory proceedings, changes in the nature of key strategic relationships with broadcasters, partners, vendors and joint venturers, the impact of organized labor, the performance and management of the mixed-use development and the impact of inflation and weak economic conditions on consumer demand. These forward-looking statements speak only as of the date of this press release, and Atlanta Braves Holdings expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Atlanta Braves Holdings’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Atlanta Braves Holdings, including Amendment No. 5 to the Registration Statement on Form S-4 filed by Atlanta Braves Holdings with the Securities and Exchange Commission on June 8, 2023 and the most recent Form 10-Q, for additional information about Atlanta Braves Holdings and about the risks and uncertainties related to Atlanta Braves Holdings’ business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Atlanta Braves Holdings together with reconciliations to operating income, as determined under GAAP. Atlanta Braves Holdings defines Adjusted

OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges.

Atlanta Braves Holdings believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, Atlanta Braves Holdings views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Atlanta Braves Holdings’ management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Atlanta Braves Holdings to operating income (loss) calculated in accordance with GAAP for the three and six months ended June 30, 2022 and June 30, 2023.

	Three months ended		Six months ended
	June 30,		June 30,
(amounts in thousands)	2022	2023	2022	2023
Operating income (loss)	$27,561	$19,467	$(18,679)	$(29,790)
Impairment of long-lived assets and other related costs	—	232	—	530
Stock-based compensation	3,063	3,153	6,126	6,344
Depreciation and amortization	17,617	19,250	35,394	33,929
Adjusted OIBDA	$48,241	$42,102	$22,841	$11,013
Baseball	$41,685	$37,415	$10,581	$1,878
Mixed-use development	8,480	10,166	16,397	19,319
Corporate and other	(1,924)	(5,479)	(4,137)	(10,184)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. Atlanta Braves Holdings cash decreased $85 million during the second quarter due to cash used in operations primarily due to seasonal working capital changes, increases in restricted cash and capital expenditures. Atlanta Braves Holdings debt was flat in the second quarter. In May 2023, a subsidiary of Braves Holdings, LLC refinanced an $80 million construction loan agreement that was used to construct the retail portion of the mixed-use development with a new term loan with $80 million in commitments.

(amounts in thousands)	March 31, 2023	June 30, 2023
Atlanta Braves Holdings Cash (GAAP)(a)	$215,515	$130,537

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	43,125	43,125
TeamCo revolver	—	—
Term debt	168,562	168,561
Mixed-use development	300,313	301,127
Total Atlanta Braves Holdings Debt	$542,000	$542,813
Deferred financing costs	(3,704)	(4,118)
Total Atlanta Braves Holdings Debt (GAAP)	$538,296	$538,695

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $30 million and $52 million as of March 31, 2023 and June 30, 2023, respectively.

ATLANTA BRAVES HOLDINGS

CONDENSED COMBINED BALANCE SHEET INFORMATION

June 30, 2023 (unaudited)

	June 30,	December 31,
	2023	2022

	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$130,537	150,664
Restricted cash	52,033	22,149
Accounts receivable and contract assets, net of allowance for credit losses	54,491	70,234
Other current assets	27,068	24,331
Total current assets	264,129	267,378

Property and equipment, at cost	1,037,399	1,007,776
Accumulated depreciation	(298,542)	(277,979)
	738,857	729,797

Investments in affiliates, accounted for using the equity method	98,890	94,564
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	107,759	99,455
Total assets	$1,509,102	1,490,661
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$65,426	54,748
Deferred revenue and refundable tickets	142,010	104,996
Current portion of debt	7,205	74,806
Other current liabilities	5,524	6,361
Total current liabilities	220,165	240,911

Long-term debt	531,490	467,160
Redeemable intergroup interests	340,889	278,103
Finance lease liabilities	106,014	107,220
Deferred income tax liabilities	46,965	54,099
Pension liability	10,450	15,405
Other noncurrent liabilities	31,247	28,253
Total liabilities	1,287,220	1,191,151
Equity:
Parent’s investment	730,620	732,350
Retained earnings (deficit)	(515,971)	(429,082)
Accumulated other comprehensive earnings (loss), net of taxes	(4,056)	(3,758)
Total parent's investment	210,593	299,510
Noncontrolling interests in equity of subsidiaries	11,289	—
Total equity	221,882	299,510
Commitments and contingencies
Total liabilities and equity	$1,509,102	1,490,661

ATLANTA BRAVES HOLDINGS

CONDENSED COMBINED STATEMENT OF OPERATIONS INFORMATION

June 30, 2023 (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

	amounts in thousands, except per share amounts
Revenue:
Baseball revenue	$254,935	236,918	$272,496	246,758
Mixed-use development revenue	15,188	13,407	28,599	25,097
Total revenue	270,123	250,325	301,095	271,855
Operating costs and expenses:
Baseball operating costs	195,458	169,585	232,229	195,811
Mixed-use development costs	2,273	2,567	4,204	4,310
Selling, general and administrative, including stock-based compensation	33,443	32,995	59,993	55,019
Impairment of long-lived assets and other related costs	232	—	530	—
Depreciation and amortization	19,250	17,617	33,929	35,394
	250,656	222,764	330,885	290,534
Operating income (loss)	19,467	27,561	(29,790)	(18,679)
Other income (expense):
Interest expense	(9,448)	(6,402)	(18,360)	(12,529)
Share of earnings (losses) of affiliates, net	11,462	15,022	10,659	12,143
Unrealized gains (losses) on intergroup interests	(49,409)	34,881	(62,786)	36,103
Realized and unrealized gains (losses) on financial instruments, net	3,840	1,659	3,079	6,460
Gains (losses) on dispositions, net	2,503	28	2,503	20,215
Other, net	813	143	1,654	168
Earnings (loss) before income taxes	(20,772)	72,892	(93,041)	43,881
Income tax benefit (expense)	(8,141)	(9,193)	6,152	(3,217)
Net earnings (loss)	$(28,913)	63,699	$(86,889)	40,664

ATLANTA BRAVES HOLDINGS

CONDENSED COMBINED STATEMENT OF CASH FLOWS INFORMATION

June 30, 2023 (unaudited)

	Six months ended June 30,
	2023	2022

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(86,889)	40,664
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	33,929	35,394
Stock-based compensation	6,344	6,126
Share of (earnings) losses of affiliates, net	(10,659)	(12,143)
Unrealized (gains) losses on intergroup interests, net	62,786	(36,103)
Realized and unrealized (gains) losses on financial instruments, net	(3,079)	(6,460)
(Gains) losses on dispositions, net	(2,503)	(20,215)
Deferred income tax expense (benefit)	(7,014)	(9,454)
Cash receipts from returns on equity method investments	6,225	7,550
Other charges (credits), net	949	1,687
Net change in operating assets and liabilities:
Current and other assets	(14,338)	21,184
Payables and other liabilities	50,141	69,798
Net cash provided by (used in) operating activities	35,892	98,028
Cash flows from investing activities:
Capital expended for property and equipment	(29,700)	(7,638)
Cash proceeds from dispositions	—	47,175
Investments in equity method affiliates and equity securities	—	(5,273)
Other investing activities, net	110	—
Net cash provided by (used in) investing activities	(29,590)	34,264
Cash flows from financing activities:
Borrowings of debt	15,815	39,753
Repayments of debt	(18,893)	(138,113)
Contribution from noncontrolling interest	11,289	—
Other financing activities, net	(4,756)	(6,074)
Net cash provided by (used in) financing activities	3,455	(104,434)
Net increase (decrease) in cash, cash equivalents and restricted cash	9,757	27,858
Cash, cash equivalents and restricted cash at beginning of period	172,813	244,113
Cash, cash equivalents and restricted cash at end of period	$182,570	271,971